Exhibit 10.14

BUSINESS FINANCING AGREEMENT

dated as of August 4, 2005

between

BRIDGE BANK, NATIONAL ASSOCIATION

and

TRIPATH TECHNOLOGY INC., a Delaware corporation (“Borrower”)

Borrower and Lender agree as follows:

1. Definitions and Construction.

1.1 Definitions. In this Agreement:

“Account Balance” means at any time the aggregate of the Receivable Amounts of all Financed Receivables at such time.

“Account Debtor” has the meaning in the California Uniform Commercial Code and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Financed Receivable.

“Advance” means as to any Receivable, the advance made by Lender to Borrower in respect of such Receivable pursuant to Section 2.2.

“Advance Rate” means 60% or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.

“Agreement” means this Business Financing Agreement.

“Cash Infusion” is an infusion of subordinated debt or equity into Borrower in an amount no less than (i) $4,000,000 on or before March 1, 2006; and (ii) an additional $3,000,000 on or before June 1, 2006.

“Collateral” means all of Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including the following (collectively, the “Collateral”): accounts, including health care insurance receivables, chattel paper, inventory, equipment, instruments, including promissory notes, investment property, documents, deposit accounts, letter of credit rights, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles, and supporting obligations. Notwithstanding the foregoing, in no event shall the term Collateral include (i) any of the outstanding capital stock of a controlled foreign corporation (as defined in the Internal Revenue Code of 1986, as amended) in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote, and (ii) that certain certificate of deposit number 306S235636 issued by Union Bank of California, and all renewals or replacements thereof, during the period that such certificate of deposit serves as collateral pursuant to a Security Agreement dated March 8, 2004 between borrower and Union Bank of California.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached to this Agreement by the chief financial officer of Borrower that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

“Credit Limit” means $6,000,000.00.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

“Earned Reserve” means for any Financed Receivable which has been paid in full during a Reconciliation Period, the amount by which the amount(s) paid on such Financed Receivable exceeds the Advance made on such Financed Receivable.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a) The Receivable has been created by Borrower in the ordinary course of Borrower’s business and without any obligation on the part of Borrower to render any further performance.

(b) There are no conditions which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c) The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d) The Receivable is not the obligation of an Account Debtor who has asserted or, to Borrower’s knowledge, may assert any counterclaims or offsets against Borrower (including offsets for any “contra accounts” owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower).

(e) The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f) Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g) Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. Borrower has taken all appropriate actions to ensure access to the courts of the state where the Account Debtor is located, including, where necessary, the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by Borrower as a foreign corporation authorized to transact business in such state.

(h) The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

(i) The Account Debtor on the Receivable is not any of the following: (i) an employee, affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower; (ii) the U.S. government or any agency or department of the U.S. government unless Lender agrees in writing to accept the Receivable, Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C.SEC5) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrower; or (iii) any person or entity located in a foreign country unless (A) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and (B) if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender, or (C) the Receivable is supported by foreign credit insurance acceptable to Lender, or (D) the Receivable is otherwise acceptable to Lender.

(j) The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors);

(k) The Receivable does not arise from the sale of goods which remain in Borrower’s possession or under Borrower’s control.

(l) The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.

(m) The Receivable is otherwise acceptable to Lender.

“Event of Default” has the meaning set forth in Section 9.1.

“Facility Fee” means a payment of $60,000.00 due upon execution of this Agreement and annually thereafter while this Agreement is in effect.

“Finance Charge” means for each Reconciliation Period an interest amount equal to the Finance Charge Percentage of the average daily Account Balance outstanding during such Reconciliation Period.

“Finance Charge Percentage” means a rate per month equal to 1.00 percentage points.

“Financed Receivable” means a Receivable for which Lender makes an Advance pursuant to a Funding Request.

“Funding Request” means a writing signed by an authorized representative of Borrower which accurately identifies the Receivables which Lender, at its election, is being requested to finance, and includes for each such Receivable the correct amount owed by the Account Debtor, the name and address of the Account Debtor, the invoice number, the invoice date and the account code.

“GAAP” means generally accepted accounting principles in the United States of America.

“Indebtedness” of any person means, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, and (c) capital lease obligations; provided that, in no event shall the term Indebtedness include accounts payable incurred in the ordinary course of business.

“Lender” means Bridge Bank, National Association, and its successors and assigns.

“Lien” means any lien or security interest.

“Material Adverse Effect” means a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower.

“Obligations” means all liabilities and obligations of Borrower to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means (a) as to the total amount of the Advances, the amount that exceeds, if any, (i) the product of the Credit Limit and the Advance Rate, (b) as to any Advance (i) with respect to any receivable which is not an Eligible Receivable, the entire outstanding amount of such Advance, and (ii) in all other cases the amount, if any, by which the outstanding amount of such Advance exceeds the product of (i) the Advance Rate and (ii) the Receivable Amount of Financed Receivable in respect of which such Advance was made.

“Permitted Indebtedness” means (i) Indebtedness existing on the date hereof and any renewals, refinancings, replacements and extensions thereof, (ii) Indebtedness subordinated to the Obligations on terms reasonably satisfactory to Lender, (iii) other Indebtedness in an aggregate principal amount not to exceed $250,000 for all time periods prior to the Cash Infusion and $750,000 thereafter at any time outstanding and (iv) Indebtedness secured by Liens described in clause (vi) of the definition of Permitted Liens.

“Permitted Liens” means (i) Liens in favor of Lender, (ii) Liens existing as of the date hereof and any renewals, refinancing or extensions thereof, to the extent permitted by Lender in writing, (iii) other Liens subordinated to Liens in favor of Lender on terms and conditions acceptable to Lender, (iv) liens of carriers, warehousemen, mechanics, materialmen, vendors and landlords, and other Liens imposed by law, in each case arising in the ordinary course of business for sums not overdue or being contested in good faith, (v) leases or subleases or licenses or sublicenses granted in the ordinary course of Borrower’s business, (vi) Liens (a) upon or in any equipment (and any accessions, attachments, additions, or improvements thereto and replacements thereof) which was acquired or held by Borrower to secure the purchase price of such equipment (and any accessions, attachments, additions, or improvements thereto and replacements thereof) or indebtedness incurred solely for the purpose of financing the acquisition of such equipment (and any accessions, attachments, additions, or improvements thereto and replacements thereof) or (B) existing on such equipment (and any accessions, attachments, additions, or improvements thereto and replacements thereof) at the time of its acquisition, (vii) statutory, common law or contractual Liens of depository institutions or institutions holding securities accounts (including rights of set-off), (viii) Liens for taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves are maintained by Borrower in accordance with GAAP, (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (x) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums, (xi) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and (xii) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business.

“Permitted Transfers” means (i) the sale, transfer, conveyance or other disposition (“Transfers”) of worn out, surplus or obsolete equipment, (ii) leases or subleases granted in the ordinary course of business, (iii) nonexclusive licenses of intellectual property or know-how granted in the ordinary course of business, (iv) other sales, transfers, conveyances or dispositions of property with an aggregate book value not to exceed $50,000 in any year, (v) the granting of Permitted Liens, (vi) payments and transfers consistent with Borrower’s practices in the ordinary course of business not otherwise prohibited by this Agreement to the extent such payments and transfers do not create or with the passage of time would create an Event of Default, (vii) the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind except for any claim or claims asserted by Borrower having a book value individually or in the aggregate of $250,000 in any fiscal year, (viii) loans, advances or contributions to Subsidiaries of Borrower to fund the operations of such Subsidiaries, and (ix) Transfers of cash and investments not prohibited by this Agreement.

“Processing Fee” means a fee equal to 0.25% of the Receivable Amount of each Financed Receivable.

“Recovery Fee” means for any Collections which the Borrower has failed to remit as required by the Agreement a fee equal to $5,000.00.

“Receivable Amount” means as to any Receivable, the amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means Borrower’s rights to payment arising in the ordinary course of Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“Reconciliation Date” means the last calendar day of each Reconciliation Period.

“Reconciliation Period” means each calendar month.

“Refundable Reserve” means for any Reconciliation Date:

(a) The sum of (i) the total of the Earned Reserves as to all Financed Receivables as of such Reconciliation Date and (ii) the amount of Collections received by Lender during the Reconciliation Period with respect to Receivables other than Financed Receivables and not previously remitted to Borrower, minus

(b) The total for that Reconciliation Period ending on such Reconciliation Date of:

(i) Processing Fee, Facility Fee, and Recovery Fees;

(ii) Finance Charges;

(iii) Adjustments;

(iv) Any outstanding Overadvance Amounts;

(v) all amounts due, including professional fees and expenses, as set forth in Section 11 for which written demand has been made by Lender to Borrower during that Reconciliation Period to the extent Lender has agreed to accept payment thereof by deduction from the Refundable Reserve; and

(vi) all amounts collected by Borrower on Financed Receivables during the Reconciliation Period and not remitted to Lender.

“Reserve” means as to any Financed Receivable the amount by which the Receivable Amount of the Financed Receivable exceeds the Advance on that Financed Receivable.

“Reserve Percentage” means 100% less the Advance Rate.

“Subsidiary” means, with respect to any person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the person or persons (whether directors, managers, trustees or other persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Termination Fee” means a payment of 1.00% percent of the Credit Limit

1.2 Construction:

(a) In this Agreement: (a) references to the plural include the singular and to the singular include the plural; (b) references to any gender include any other gender; (c) the terms “include” and “including” are not limiting; (d) the term “or” has the inclusive meaning represented by the phrase “and/or,” (e) unless otherwise specified, section and subsection references are to this Agreement, and (f) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c) Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

2. Financed Receivables.

2.1 Funding Requests. Borrower may request that Lender finance Receivables by delivering to Lender a Funding Request for the Receivables for which a request for financing is made. Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Funding Request and to rely on the signature on any Funding Request as an authorized signature of Borrower.

2.2 Acceptance of Receivables. Lender has no obligation to finance any Receivable and may exercise its sole discretion in determining whether any Receivable is an Eligible Receivable before financing such Receivable. Upon acceptance by Lender of any Receivable described in a Funding Request, Lender shall make an Advance to Borrower in an amount equal to the Advance Rate multiplied by the Receivable Amount of such Receivable. Upon Lender’s acceptance of the Receivable and payment to Borrower of the Advance, the Receivable shall become a “Financed Receivable.” It shall be a condition to each Advance that (a) all of the representations and warranties set forth in Section 6 are true and correct in all material respects on the date of such

Advance as though made at and as of each such date and (b) no Default has occurred and is continuing, or would result from such Advance. In no event shall the Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding.

2.3 Rights in Respect of Financed Receivables. Effective upon Lender’s payment of an Advance, Lender shall have the exclusive right to receive all Collections on the Financed Receivable and no Adjustments in excess of 30% of the Receivable Amount will be made by Borrower without the Lender’s consent, which shall not be unreasonably withheld. Lender shall have, with respect to any goods related to the Financed Receivable, all the rights and remedies of an unpaid seller under the California Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

2.4 Reserve. The Reserve is a book balance maintained on the records of Lender and shall not be a segregated fund and is not the property of Borrower.

2.5 Due Diligence. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. Lender may audit Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion and at Borrower’s expense, provided, however, in the absence of an Event of Default fees reimbursable by Borrower to audit Borrower’s intellectual property shall not exceed $7,500 per annum.

3. Collections. Charges and Remittances.

3.1 Collections. Borrower will immediately notify, transfer and deliver to Lender all Collections Borrower receives. Lender shall credit Collections with respect to Financed Receivables received by Lender to Borrower’s Account Balance within three business days of the date received. If no Default has occurred and is continuing, Lender agrees to credit the Refundable Reserve with the amount of Collections it receives with respect to Receivables other than Financed Receivables; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to turn over such amounts as required above and under Section 3.5. If an item of Collections is not honored or Lender does not receive good funds for any reason, the amount shall be included in the Account Balance as if the Collections had not been received and Finance Charges under Section 3.2 shall accrue thereon.

3.2 Finance Charges. On each Reconciliation Date Borrower shall pay to Lender the Finance Charge for the Reconciliation Period ending on such Reconciliation Date. Lender may deduct the accrued Finance Charges as set forth in Section 3.5.

3.3 Fees.

(a) Processing Fee. At the time each Advance is made, Borrower shall pay to Lender the Processing Fee with respect to such Advance is being made.

(b) Termination Fee. In the event this Agreement is terminated prior to the first anniversary of the date of this Agreement, Borrower shall pay the Termination Fee to Lender, provided the Termination Fee will be waived if Borrower transfers this facility to a different group or division of Lender.

(c) Facility Fee. Borrower shall pay the Facility Fee to Lender promptly upon the execution of this Agreement and annually thereafter while this Agreement is in effect.

(d) Recovery Fee. If Borrower fails to remit any Collections to Lender as herein provided, Borrower shall in each case pay to Lender the Recovery Fee for the amount of such Collections.

3.4 Reporting. Within 30 days after the end of each Reconciliation Period, Lender shall send to Borrower a report covering the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrower makes written objection to Lender within 30 days after Lender mails the accounting to Borrower.

3.5 Reconciliations. Unless a Default has occurred and is continuing, Lender shall refund to Borrower after each Reconciliation Date, or daily if Lender determines, in its sole discretion, daily refunds are feasible, the Refundable Reserve, if positive, for such Reconciliation Date by payment by any means of payment acceptable to Borrower and Lender, subject to Lender’s rights under Section 4.3 and Lender’s rights of offset and recoupment. If the Refundable Reserve is negative, Borrower shall immediately pay such amount in the same manner as set forth in Section 4.3 for Overadvances.

3.6 Adjustments. In the event of a breach of Sections 6 or 7, or in the event any Adjustment or dispute is asserted by any Account Debtor, Borrower shall promptly advise Lender and shall, subject to the Lender’s approval, resolve such disputes and advise Lender of any adjustments. Unless the Advance for the disputed Financed Receivable is repaid in full, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrower is to resell it for Lender’s account at Borrower’s expense with the proceeds made payable to Lender until such Financed Receivable is paid in full. While Borrower retains possession of any returned goods, Borrower shall segregate said goods and mark them as property of Lender.

4. Recourse and Overadvances.

4.1 Recourse. Advances and the other Obligations shall be with full recourse against Borrower. If any Advance is not repaid in full within 90 days from the date on which such Advance is made, Borrower shall immediately pay the outstanding amount thereof to Lender.

4.2 Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Advances in accordance with Section 4.3 so that, after giving effect to such payments, no Overadvance exists.

4.3 Borrower’s Payment. When any Overadvance or other amount owing to Lender becomes due, Lender shall inform Borrower of the manner of payment which may be any one or more of the following in Lender’s sole discretion: (a) in cash immediately upon demand therefore; (b) by delivery of substitute invoices and a Funding Request acceptable to Lender which shall thereupon become Financed Receivables; (c) by deduction from or offset against the Refundable Reserve that would otherwise be due and payable to Borrower; (d) by deduction from or offset against the amount that otherwise would be forwarded to Borrower in respect of any further Advances that may be made by Lender; or (e) by any combination of the foregoing as Lender may from time to time choose.

5. Power of Attorney. Borrower irrevocably appoints Lender and its successors and assigns as Borrower’s true and lawful attorney in fact, and authorizes Lender, whether or not there has been an Event of Default,

(i) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Financed Receivables;

(ii) to demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Financed Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Financed Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose;

(iii) to prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or, if the lien or mechanics’ lien obligation has been satisfied, notice of or satisfaction of lien or mechanics’ lien or similar document;

(iv) to notify all Account Debtors with respect to the Receivables to pay Lender directly;

(v) to receive and open all mail addressed to Borrower for the purpose of collecting the Receivables;

(vi) to endorse Borrower’s name on any checks or other forms of payment on the Receivables;

(vii) to execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral;

(viii) To debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and

(ix) to do all acts and things necessary or expedient, in furtherance of any such purposes.

(x) Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

6. Representations and Warranties. Borrower represents and warrants:

(a) With respect to each Financed Receivable:

(i) It is the owner with legal right to sell, transfer and assign it;

(ii) The correct Receivable Amount is on the Funding Request and is not disputed;

(iii) Such Financed Receivable is an Eligible Receivable;

(iv) Lender has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

(v) No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading (it being understood that any projections and pro forma financial information provided to Lender are based on good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results (it being understood that forecasts and projections by their nature involve approximations and uncertainties)).

(b) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except to the extent such failure to qualify would not have a Material Adverse Effect.

(c) The execution, delivery and performance of this Agreement has been duly authorized by Borrower, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any material agreement to which or by which it is bound.

(d) Borrower has good title to (in each case subject to Permitted Liens) the Collateral and all inventory of Borrower is in all material respects of good and marketable quality, free from material defects.

(e) Borrower’s name and form of organization is set forth at the beginning of this Agreement, and Borrower’s chief executive office and the place where the records concerning all Financed Receivables and Collateral are kept is located at its address for notices set forth in this Agreement.

(f) If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses (other than software licenses) of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

7. Miscellaneous Provisions. Borrower will:

(a) Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower’s business or operations, except to the extent such failure to qualify would not have a Material Adverse Effect.

(b) Give Lender at least 30 days prior written notice of changes to its name, type of legal form, chief executive office or location of records.

(c) Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested other than taxes being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained by Borrower.

(d) Provide to Lender a written report within 10 days of the due date for a Financed Receivable, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

(e) Give Lender copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 business days of filing by Borrower with the Securities and Exchange Commission, while any Financed Receivable is outstanding.

(f) Execute any further instruments and take further action as Lender reasonably requests, in its sole discretion, to perfect or continue Lender’s security interest in the Collateral or to affect the purposes of this Agreement.

(g) Provide Lender with a Compliance Certificate in the form attached hereto as Exhibit A, no later than 30 days following each fiscal quarter end of Borrower or as requested by Lender.

(h) Immediately notify, transfer and deliver to Lender all Collections Borrower receives.

(i) Not create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

(j) Promptly notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses (other than software licenses) that are significant in value or are material to the conduct of its business or the value of any Financed Receivable.

(k) Provide to Lender no later than 30 days after the end of each month (other than a month that is also the last month in a fiscal quarter, in which case no later than 45 days after the end of such month) the following with respect to Borrower’s financial condition and results of operations for such month and the period then ending: balance sheet, income statement; statement of cashflows, accounts receivable and payable aging, and such other reasonable items as Lender may request at its sole discretion.

(l) Maintain its primary depository and operating accounts with Lender and, in the case of any deposit accounts constituting Collateral not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the California Uniform Commercial Code) of such deposit account pursuant to documentation acceptable to Lender no later than 45 days after the date of this Agreement.

(m) Receive the Cash Infusion.

8. Security Interest. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrower is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of inventory in the Borrower’s usual course of business and Permitted Transfers. Borrower agrees to sign any instruments and documents reasonably requested by Lender, in its sole discretion, to evidence, perfect, or protect the interests of Lender in the Collateral. Borrower agrees to deliver to Lender, promptly upon Lender’s request, the originals of all instruments, chattel paper and documents evidencing or related to Financed Receivables and Collateral. Borrower shall not grant or permit any lien or security interest in the Collateral or any interest therein other than Permitted Liens.

9. Default and Remedies.

9.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.

(a) Failure to Pay. Borrower fails to make a payment under this Agreement.

(b) Lien Priority. Lender fails to have an enforceable first lien (subject to Permitted Liens) on or security interest in the Collateral.

(c) False Information. Borrower has given Lender information or representations that were false or misleading when made or deemed made.

(d) Reserved.

(e) Bankruptcy. Borrower files a bankruptcy petition, a bankruptcy petition is filed against Borrower or Borrower makes a general assignment for the benefit of creditors.

(f) Receivers. A receiver or similar official is appointed for a substantial portion of Borrower’s business, or the business is terminated.

(g) Judgments. Any judgments or arbitration awards involving an amount in excess of $100,000, individually or in the aggregate (to the extent not covered by insurance for which a solvent and unaffiliated insurance company has acknowledged coverage) are entered against Borrower with respect to any litigation or arbitration and remain undischarged, unvacated, unbonded or unstayed for a period of 60 days except for any settlement (by way of stipulated judgment, dismissal or otherwise) of litigation in existence as of the date hereof as disclosed in Borrower’s reports filed with the Securities and Exchange Commission.

(h) Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(i) Cross-default. Any default beyond any applicable grace period occurs under any agreement in connection with any credit Borrower or any of Borrower’s Subsidiaries has obtained from anyone else or which Borrower or any of Borrower’s Subsidiaries has guaranteed in an aggregate amount of $100,000 or more.

(j) Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect (other than in accordance with its terms or as agreed to by Lender).

(k) Other Agreements. Borrower or any of Borrower’s Subsidiaries fails to meet the conditions of, or fails to perform any obligation under any other agreement Borrower or any of Borrower’s Subsidiaries has with Lender or any affiliate of Lender and such failure continues beyond any applicable grace period.

(l) Change of Control. Any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of 50% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Borrower.

(m) Other Breach Under Agreement. Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above.

9.2 Remedies. Upon the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrower; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 9.l(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 5 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and all Collateral in any commercial reasonable manner.

10. Accrual of Interest. If any amount owed by Borrower hereunder is not paid when due, including, without limitation, amounts due under Section 3.3, Overadvances, amounts due under Section 11, and any other Obligations, such amounts shall bear interest at a per annum rate equal to the per annum rate of the Finance Charges until the earlier of (i) payment in good funds or (ii) entry of a final judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law. All interest and Finance Charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used.

11. Fees, Costs and Expenses; Indemnification. The Borrower will pay to Lender upon demand all fees, costs and expenses (including reasonable (as determined by Lender in its sole discretion) fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Borrower or any other person) in any way relating to the Financed Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or the Collateral, (e) collecting the Financed Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor, or any guarantor. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing, except to the extent such claims, actions, damages, costs, expenses, liabilities, arise from Lender’s gross negligence or willful misconduct.

12. Integration, Severability, Waiver, and Choice of Law. This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (c) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

13. Notices. All notices shall be given to Lender and Borrower at the addresses or faxes set forth on the signature page of this Agreement (or such other address of which a party gives notice pursuant to this Section 13) and shall be deemed to have been delivered and received: (a) if mailed, three (3) business days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) business day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex.

14. Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN CONNECTION WITH THE OBLIGATIONS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY OBLIGATION, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

15. Term and Termination. Borrower and Lender each have the right to terminate the financing of Receivables under this Agreement at any time upon written notice to the other; provided that no such termination shall affect Lender’s security interest in the Financed Receivables and other Collateral, and this Agreement shall continue to be effective, and the obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 11 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run, and Lender’s rights and remedies hereunder shall survive any such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full. Upon any such termination, Borrower shall, upon demand by Lender, immediately repay all Advances then outstanding.

16. Other Agreements. (i) Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its affiliates; (ii) Lender reserves the right, upon the consent of Borrower, to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrower’s behalf. Borrower agrees that Lender shall have the right to identify Borrower by name in those materials.

17. Confidentiality. Lender shall hold all non-public information regarding Borrower and its business obtained by Lender pursuant to the requirements of this Agreement (or any agreement or document executed in connection herewith) in accordance with Lender’s customary procedures for handling confidential information of a like nature, it being understood and agreed by Borrower that Lender may make (a) disclosures of such information to its agents and advisors as necessary or appropriate to the administration of this Agreement, (b) disclosure of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated transfer, assignment, transfer or participation by Lender of any Advances; provided that prior to such disclosure, such assignee, transferee or participant agrees to be bound by the provisions of this Section 17; and (c) disclosures required by any governmental agency or representative thereof or pursuant to legal or judicial process.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER:		LENDER:

TRIPATH TECHNOLOGY INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By	/s/ Jeffrey L. Garon	By	/s/ Michael Lederman
Name:	Jeffrey L. Garon	Name:	Michael Lederman
Title:	Vice President Finance and Chief Financial Officer	Title:	Vice President

Address for Notices:		Address for Notices:
2560 Orchard Parkway		2120 El Camino Real
San Jose, California 95131		Santa Clara, CA 95050
Fax: (408) 750-6809		Fax: (408) 423-8510

EXHIBIT A

Compliance Certificate

This certificate is delivered pursuant to Section 7 of the Business Financing Agreement, dated as of June     , 2005 (the “BFA”), between TRIPATH TECHNOLOGY INC. (“Borrower”) and Bridge Bank, National Association (“Lender”). All initially capitalized terms used but not defined in this certificate shall have the meanings set forth in the BFA.

                                         , the duly elected                                          of TRIPATH TECHNOLOGY, INC. hereby certifies that, as of the date of this certificate:

(a) With respect to each Financed Receivable:

(i) Borrower is the owner with legal right to sell, transfer and assign the Financed Receivable;

(ii) The correct Receivable Amount is on the Funding Request and is not disputed;

(iii) Such Financed Receivable is an Eligible Receivable; and

(iv) Lender has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral, except for Excluded Collateral.

(b) The representations and warranties in the BFA are true and correct in all material respects and Borrower is in compliance with any and all covenants and miscellaneous provisions set forth in the BFA.

(c) Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

(d) The execution, delivery and performance of the BFA has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

(e) Borrower has good title to the Collateral, except for Excluded Collateral, and all inventory is in all material respects of good and marketable quality, free from material defects.

(f) Borrower’s name, form of organization, chief executive office, addresses for notices, and place where the records concerning all Financed Receivables and Collateral are kept is set forth in the BFA.

(g) If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

(h) Attached hereto as Schedule 1 is a true and correct copy of all financing and other information required to be delivered to Lender under Section 7 of the BFA.

TRIPATH TECHNOLOGY INC.

By:
Name:
Title:

Date: